UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) As a company that carries out extensive research and development activities, Autolus Therapeutics plc (the “Company”) benefits from the U.K. research and development tax credit regime under the scheme for small or medium-sized enterprises (“SMEs”). Under the SME regime, the Company receives a cash rebate for a portion of qualifying research and development expenditures. The Company also claims a research and development expenditure tax credit (“RDEC”) to the extent that its research projects are grant funded. The Company has historically accounted for RDECs as a reduction of research and development expenses on its statement of operations, but with respect to the SME tax credits the Company has historically recorded those credits as a reduction of income tax expense.
In connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company determined that the SME tax credits it received should have been also recorded as a reduction of research and development expense, rather than income tax expense. On March 15, 2024, the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company's management, and after discussion with the Company's independent registered public accounting firm, Ernst & Young LLP, concluded that the Company’s audited consolidated financial statements for the years ended December 31, 2022 and 2021, and the consolidated statements of operations for the quarterly periods in those years, as presented in the Company’s reports previously filed with the Securities and Exchange Commission (the “SEC”), should no longer be relied upon as a result of the foregoing error.
The error only impacts the Company’s consolidated statement of operations and comprehensive loss and has no impact on the Company’s consolidated balance sheet, consolidated statement of cash flows or consolidated statement of stockholders’ equity. Within the consolidated statement of operations and comprehensive loss, income tax benefit will be reduced by $24.6 million and $24.0 million for the years ended December 31, 2022 and 2021, respectively, with corresponding reductions in research and development expenses and total operating expenses. There is no impact on net loss attributable to ordinary shareholders in any of the periods.

The Company intends to correct the accounting error described in this Current Report on Form 8-K in the upcoming filing of its Annual Report on Form 10-K for the year ended December 31, 2023, which will present the Company’s restated audited consolidated statements of operations and comprehensive loss for the years ended December 31, 2022 and 2021, together with appropriate unaudited footnote disclosure of the error and the corrected amounts for such quarters within the years ended December 31, 2023 and 2022. The Company has not amended, and does not intend to amend, any of its prior Annual Reports on Form 20-F, Quarterly Reports on Form 10-Q or Reports of Foreign Private Issuer on Form 6-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: March 21, 2024	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer